Exhibit 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
July 25, 2024	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Earnings

for the Second Quarter and First Half of 2024

WASHINGTON, D.C. and CHARLESTON, WV-- United Bankshares, Inc. (NASDAQ: UBSI) (“United”), today reported earnings for the second quarter of 2024 of $96.5 million, or $0.71 per diluted share. Second quarter of 2024 results produced annualized returns on average assets, average equity and average tangible equity, a non-GAAP measure, of 1.32%, 7.99% and 13.12%, respectively.

“UBSI continues to consistently deliver exceptional results,” stated Richard M. Adams, Jr., United’s Chief Executive Officer. “In the second quarter we saw increases in profitability, capital, loans, and deposits, as well as decreases in expenses and non-performing assets. We anticipate continued success in the second half of the year, and are excited about our recent acquisition announcement of Piedmont Bancorp, Inc. in Atlanta.”

United previously announced during the second quarter of 2024 that it entered into a definitive merger agreement with Piedmont Bancorp, Inc. (“Piedmont”). The combined organization will have more than $32 billion in assets and a network of over 240 locations across eight states and Washington, D.C., in some of the most desirable banking markets in the nation. The merger is expected to close late in the fourth quarter of 2024 or early in the first quarter of 2025, subject to satisfaction of customary closing conditions.

Earnings for the first quarter of 2024 were $86.8 million, or $0.64 per diluted share, and annualized returns on average assets, average equity and average tangible equity were 1.19%, 7.25% and 11.98%, respectively. Earnings for the second quarter of 2023 were $92.5 million, or $0.68 per diluted share, and annualized returns on average assets, average equity and average tangible equity were 1.26%, 7.96% and 13.47%, respectively.

United Bankshares, Inc. Announces…

July 25, 2024

Page Two

Second quarter of 2024 compared to the first quarter of 2024

Net interest income for the second quarter of 2024 increased $3.2 million, or 1%, from the first quarter of 2024. Tax-equivalent net interest income, a non-GAAP measure which adjusts for the tax-favored status of income from certain loans and investments, for the second quarter of 2024 also increased $3.2 million, or 1%, from the first quarter of 2024. The increase in net interest income and tax-equivalent net interest income was driven by a higher yield on average net loans and loans held for sale, organic loan growth and a decrease in average long-term borrowings partially offset by higher interest expense driven by the impact of deposit rate repricing. The net interest spread increased 3 basis points to 2.52% for the second quarter of 2024 driven by an increase in the yield on average earning assets of 9 basis points partially offset by an increase in the average cost of funds of 6 basis points. The yield on average net loans and loans held for sale increased 6 basis points to 6.14% for the second quarter of 2024. The first quarter of 2024 included a $593 thousand interest reversal due to a commercial & industrial loan relationship being placed on nonaccrual whereas the second quarter of 2024 included a $654 thousand interest recovery from a commercial real estate nonaccrual loan payoff. Average net loans and loans held for sale increased $127.6 million, or 2% on an annualized basis, from the first quarter of 2024. Average long-term borrowings decreased $209.8 million, or 14%, from the first quarter of 2024. The yield on average interest-bearing deposits increased 8 basis points to 3.18% for the second quarter of 2024. The net interest margin of 3.50% for the second quarter of 2024 was an increase of 6 basis points from the net interest margin of 3.44% for the first quarter of 2024.

The provision for credit losses was $5.8 million for the second quarter of 2024 as compared to $5.7 million for the first quarter of 2024.

Noninterest income for the second quarter of 2024 decreased $2.0 million, or 6%, from the first quarter of 2024. The decrease in noninterest income was primarily due to a decrease in income from mortgage banking activities of $1.4 million driven by lower mortgage loan sale volume and a lower margin. During the second quarter of 2024, United recognized a $6.9 million gain on the VISA share exchange, of which $4.6 million was realized through the sale of eligible shares and the remainder of which related to shares held at fair value at quarter-end and which will be eligible to be sold in the third quarter of 2024. Additionally, during the second quarter of 2024, United sold $102.7 million of available for sale (“AFS”) investment securities at a loss of $6.8 million.

Noninterest expense for the second quarter of 2024 decreased $6.0 million, or 4%, from the first quarter of 2024. The decrease in noninterest expense was primarily driven by decreases in employee benefits of $2.5 million, Federal Deposit Insurance Corporation (“FDIC”) insurance expense of $1.4 million as well as smaller decreases in other categories of noninterest expense. The decrease in employee benefits was primarily driven by lower Federal Insurance Contributions Act (“FICA”) and postretirement benefit costs. The decrease in FDIC insurance expense was primarily due to the inclusion in the first quarter of 2024 of an incremental $1.8 million of expense related to the FDIC special assessment. Other noninterest expense was $32.8 million for the second quarter of 2024 compared to $33.5 million for the first quarter of 2024. The decrease in other noninterest expense was driven by lower amounts of certain general operating expenses partially offset by $1.3 million in merger-related expenses related to the Piedmont acquisition.

For the second quarter of 2024, income tax expense was $18.9 million as compared to $21.4 million for the first quarter of 2024. The decrease of $2.5 million was driven by the impact of discrete tax benefits recognized in the second quarter of 2024 partially offset by higher earnings. United’s effective tax rate was 16.4% and 19.8% for the second quarter of 2024 and first quarter of 2024, respectively.

United Bankshares, Inc. Announces…

July 25, 2024

Page Three

Second quarter of 2024 compared to the second quarter of 2023

Earnings for the second quarter of 2024 were $96.5 million, or $0.71 per diluted share, as compared to earnings of $92.5 million, or $0.68 per diluted share, for the second quarter of 2023.

Net interest income for the second quarter of 2024 of $225.7 million slightly decreased by $1.7 million, or less than 1%, from the second quarter of 2023. Tax-equivalent net interest income for the second quarter of 2024 of $226.6 million slightly decreased by $2.0 million, or less than 1%, from the second quarter of 2023. The slight decrease in net interest income and tax-equivalent net interest income was primarily due to higher interest expense driven by deposit rate repricing, an increase in average interest-bearing deposits and a decrease in acquired loan accretion income. The decrease was largely offset by the impact of rising market interest rates on earning assets, organic loan growth and a decrease in average long-term borrowings. The yield on average interest-bearing deposits increased 81 basis points from the second quarter of 2023. Average interest-bearing deposits increased $1.2 billion from the second quarter of 2023. Acquired loan accretion income for the second quarter of 2024 decreased $671 thousand from the second quarter of 2023. The yield on average earning assets increased 46 basis points from the second quarter of 2023 to 5.79% driven by an increase in the yield on average net loans and loans held for sale of 36 basis points. Average net loans and loans held for sale increased $912.0 million from the second quarter of 2023. Average long-term borrowings decreased $1.0 billion from the second quarter of 2023. The net interest margin for the second quarter of 2024 and 2023 was 3.50% and 3.51%, respectively.

The provision for credit losses was $5.8 million for the second quarter of 2024 as compared to $11.4 million for the second quarter of 2023.

Noninterest income for the second quarter of 2024 was $30.2 million, which was a decrease of $5.0 million, or 14%, from the second quarter of 2023. Mortgage loan servicing income decreased $9.1 million driven by an $8.1 million gain on the sale of mortgage servicing rights (“MSRs”) in the second quarter of 2023. Income from mortgage banking activities decreased $4.0 million from the second quarter of 2023 mainly due to lower mortgage loan origination and sale volume and a lower quarter-end valuation of mortgage derivatives. Net losses on investment securities were $218 thousand for the second quarter of 2024 which included a $6.9 million gain on the VISA share exchange partially offset by a $6.8 million loss on the sale of AFS investment securities. Net losses on investment securities for the second quarter of 2023 were $7.3 million driven by a $7.2 million loss on the sale of AFS investment securities. Fees from brokerage services increased $1.0 million from the second quarter of 2023 primarily due to higher volume.

Noninterest expense for the second quarter of 2024 was flat from the second quarter of 2023, decreasing $514 thousand, or less than 1%. Several categories of noninterest expense decreased which were largely offset by increases in other categories, none of which were significant. Within other noninterest expense, lower amounts of certain general operating expenses were partially offset by $1.3 million in merger-related expenses and a $1.0 million increase in tax credit amortization.

For the second quarter of 2024, income tax expense was $18.9 million as compared to $23.5 million for the second quarter of 2023. The decrease of $4.6 million was driven by the impact of discrete tax benefits recognized in the second quarter of 2024. United’s effective tax rate was 16.4% and 20.2% for the second quarter of 2024 and second quarter of 2023, respectively.

United Bankshares, Inc. Announces…

July 25, 2024

Page Four

First half of 2024 compared to the first half of 2023

Earnings for the first six months of 2024 were $183.3 million, or $1.35 per diluted share, as compared to earnings of $190.8 million, or $1.41 per diluted share, for the first six months of 2023.

Net interest income for the first half of 2024 decreased $13.6 million, or 3%, from the first half of 2023. Tax-equivalent net interest income for the first half of 2024 decreased $14.1 million, or 3%, from the first half of 2023. The decrease in net interest income and tax-equivalent net interest income was primarily due to higher interest expense driven by deposit rate repricing, an increase in average interest-bearing deposits and a decrease in acquired loan accretion income. These decreases were partially offset by the impact of rising market interest rates on earning assets, organic loan growth and a decrease in average long-term borrowings. The yield on average interest-bearing deposits increased 104 basis points from the first half of 2023. Average interest-bearing deposits increased $1.3 billion from the first half of 2023. Acquired loan accretion income for the first half of 2024 of $4.9 million was a decrease of $1.3 million from the first half of 2023. The yield on average earning assets increased 53 basis points from the first half of 2023 to 5.74% driven by an increase in the yield on average net loans and loans held for sale of 44 basis points. Average net loans and loans held for sale increased $856.2 million from the first half of 2023. Average long-term borrowings decreased $967.1 million from the first half of 2023. The net interest margin for the first half of 2024 and 2023 was 3.47% and 3.57%, respectively.

The provision for credit losses was $11.5 million for the first six months 2024 as compared to $18.3 million for the first six months of 2023.

Noninterest income for the first six months of 2024 was $62.4 million, which was a decrease of $5.5 million, or 8%, from the first six months of 2023. Mortgage loan servicing income decreased $10.5 million from the first half of 2023 driven by the aforementioned sale of MSRs. Income from mortgage banking activities decreased $5.1 million from the first half of 2023 mainly due to lower mortgage loan origination and sale volume and a lower quarter-end valuation of mortgage derivatives and mortgage loans held for sale. Net losses on investment securities were $317 thousand for the first half of 2024 which included a $6.9 million gain on the VISA share exchange partially offset by a $6.8 million loss on the sale of AFS investment securities. Net losses on investment securities for the first six months of 2023 were $7.7 million driven by a $7.2 million loss on the sale of AFS investment securities. Fees from brokerage services increased $2.1 million from the first half of 2023 primarily due to higher volume.

Noninterest expense for the first six months of 2024 was $275.5 million, an increase of $2.8 million, or 1%, from the first six months of 2023 driven by increases in employee compensation of $3.9 million, other noninterest expense of $2.9 million and FDIC insurance expense of $2.4 million partially offset by decreases in the expense for the reserve for unfunded loan commitments of $4.5 million and mortgage loan servicing expense of $1.6 million. The increase in employee compensation was driven by higher employee incentives, base salaries and employee severance associated with the previously announced mortgage delivery channel consolidation. The increase in other noninterest expense was primarily driven by a $2.0 million increase in tax credit amortization, $1.3 million in merger-related expenses incurred in the second quarter of 2024 and higher amounts of certain general operating expenses. The increase in FDIC insurance expense was driven by $1.8 million of expense recognized in the first quarter of 2024 for the FDIC special assessment. The decrease in the expense for the reserve for unfunded loan commitments was driven by a decrease in the outstanding balance of loan commitments. The decrease in mortgage loan servicing expense was driven by the sale of MSRs.

United Bankshares, Inc. Announces…

July 25, 2024

Page Five

For the first six months of 2024, income tax expense was $40.3 million as compared to $47.9 million for the first six months of 2023 primarily due to the impact of discrete tax benefits recognized in the second quarter of 2024 and lower earnings. United’s effective tax rate was 18.0% for the first six months of 2024 and 20.1% for the first six months of 2023.

Credit Quality

United’s asset quality continues to be sound. At June 30, 2024, non-performing loans were $65.3 million, or 0.30% of loans & leases, net of unearned income. Total non-performing assets were $67.5 million, including other real estate owned (“OREO”) of $2.2 million, or 0.23% of total assets at June 30, 2024. At December 31, 2023, non-performing loans were $45.5 million, or 0.21% of loans & leases, net of unearned income. Total non-performing assets were $48.1 million, including OREO of $2.6 million, or 0.16% of total assets at December 31, 2023. As previously disclosed in the first quarter of 2024, the increase in non-performing loans and non-performing assets from year-end was driven by one commercial & industrial loan relationship. Non-performing loans decreased $9.1 million from March 31, 2024 primarily due to a partial paydown of the aforementioned commercial & industrial loan relationship.

As of June 30, 2024, the allowance for loan & lease losses was $267.4 million, or 1.24% of loans & leases, net of unearned income, as compared to $259.2 million, or 1.21% of loans & leases, net of unearned income, at December 31, 2023. Net charge-offs were $1.3 million for the second quarter of 2024 compared to $1.2 million for the second quarter of 2023. Annualized net charge-offs as a percentage of average loans & leases, net of unearned income were 0.02% for both the second quarter of 2024 and 2023. Net charge-offs were $3.3 million for the first half of 2024 compared to $2.4 million for the first half of 2023. Annualized net charge-offs as a percentage of average loans & leases, net of unearned income were 0.03% and 0.02% for the first half of 2024 and 2023, respectively. Net charge-offs were $2.1 million for the first quarter of 2024.

Capital

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 15.8% at June 30, 2024, while estimated Common Equity Tier 1 capital, Tier 1 capital and leverage ratios are 13.5%, 13.5% and 11.6%, respectively. The June 30, 2024 ratios reflect United’s election of a five-year transition provision, allowed by the Federal Reserve Board and other federal banking agencies in response to the COVID-19 pandemic, to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0% and a leverage ratio of 5.0%. United did not repurchase any shares of its common stock during 2024 or 2023.

United Bankshares, Inc. Announces…

July 25, 2024

Page Six

About United Bankshares, Inc.

As of June 30, 2024, United had consolidated assets of approximately $30.0 billion and is the 38th largest banking company in the U.S. based on market capitalization. United is the parent company of United Bank, which comprises more than 225 offices located throughout Washington, D.C., Virginia, West Virginia, Maryland, North Carolina, South Carolina, Ohio, Pennsylvania, and Georgia. United’s stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

United Bankshares, Inc. Announces…

July 25, 2024

Page Seven

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its June 30, 2024 consolidated financial statements on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of June 30, 2024 and will adjust amounts preliminarily reported, if necessary.

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, average tangible equity, return on average tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 21%.

Tangible equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible equity can thus be considered the most conservative valuation of the company. Tangible equity is also presented on a per common share basis and considering net income, a return on average tangible equity. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of equity are presented. These measures, along with others, are used by management to analyze capital adequacy and performance.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

In this report, we have made various statements regarding current expectations or forecasts of future events, which speak only as of the date the statements are made. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are also made from time-to-time in press releases and in oral statements made by the officers of the Company. Forward-looking statements can be identified by the use of the words “expect,” “may,” “could,” “intend,” “project,” “estimate,” “believe,” “anticipate,” and other words of similar meaning. Such forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect. Therefore, undue reliance should not be placed upon these estimates and statements. United cannot assure that any of these statements, estimates, or beliefs will be realized and actual results may differ from those contemplated in these “forward-looking statements.” The following factors, among others, could cause the actual results of United’s operations to differ materially from its expectations: uncertainty in U.S. fiscal and monetary policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets, interest rate, securities market and monetary supply fluctuations; increasing rates of inflation and slower growth rates; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those involving the Federal Reserve, FDIC, and CFPB; the effect of changes in the level of checking or savings account deposits on United’s funding costs and net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; risks relating to the merger with Piedmont, including the successful integration of operations of Piedmont; competition; changes in legislation or regulatory requirements; and the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events. For more information about factors that could cause actual results to differ materially from United’s expectations, refer to its reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and United undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised to consult further disclosures United may make on related subjects in our filings with the SEC.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
EARNINGS SUMMARY:	June 2024	June 2023	March 2024	June 2024	June 2023
Interest income	$374,184	$345,932	$369,180	$743,364	$675,235
Interest expense	148,469	118,471	146,691	295,160	213,454

Net interest income	225,715	227,461	222,489	448,204	461,781
Provision for credit losses	5,779	11,440	5,740	11,519	18,330
Noninterest income	30,223	35,178	32,212	62,435	67,922
Noninterest expense	134,774	135,288	140,742	275,516	272,707

Income before income taxes	115,385	115,911	108,219	223,604	238,666
Income taxes	18,878	23,452	21,405	40,283	47,900

Net income	$96,507	$92,459	$86,814	$183,321	$190,766

PER COMMON SHARE:
Net income:
Basic	$0.71	$0.68	$0.64	$1.36	$1.42
Diluted	0.71	0.68	0.64	1.35	1.41
Cash dividends	$0.37	$0.36	0.37	0.74	0.72
Book value			35.56	35.92	34.37
Closing market price			$35.79	$32.44	$29.67
Common shares outstanding:
Actual at period end, net of treasury shares			135,192,675	135,195,704	134,934,858
Weighted average-basic	135,137,901	134,683,010	134,808,634	134,881,314	134,472,074
Weighted average-diluted	135,314,785	134,849,818	135,121,380	135,103,288	134,748,868
FINANCIAL RATIOS:
Return on average assets	1.32%	1.26%	1.19%	1.25%	1.31%
Return on average shareholders’ equity	7.99%	7.96%	7.25%	7.62%	8.34%
Return on average tangible equity (non-GAAP)(1)	13.12%	13.47%	11.98%	12.55%	14.20%
Average equity to average assets	16.54%	15.83%	16.36%	16.45%	15.66%
Net interest margin	3.50%	3.51%	3.44%	3.47%	3.57%

PERIOD END BALANCES:	June 30 2024	December 31 2023	June 30 2023	March 31 2024
Assets	$29,957,418	$29,926,482	$29,694,651	$30,028,798
Earning assets	26,572,087	26,623,652	26,335,600	26,659,694
Loans & leases, net of unearned income	21,598,727	21,359,084	20,764,291	21,520,076
Loans held for sale	66,475	56,261	91,296	44,426
Investment securities	3,650,582	4,125,754	4,342,714	3,954,519
Total deposits	23,066,440	22,819,319	22,369,753	22,919,746
Shareholders’ equity	4,856,633	4,771,240	4,637,043	4,807,441

Note:	(1) See information under the “Selected Financial Ratios” table for a reconciliation of non-GAAP measure.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income	Three Months Ended			Six Months Ended
	June	June	March	June	June
	2024	2023	2024	2024	2023
Interest & Loan Fees Income (GAAP)	$374,184	$345,932	$369,180	$743,364	$675,235
Tax equivalent adjustment	867	1,144	872	1,739	2,279

Interest & Fees Income (FTE) (non-GAAP)	375,051	347,076	370,052	745,103	677,514
Interest Expense	148,469	118,471	146,691	295,160	213,454

Net Interest Income (FTE) (non-GAAP)	226,582	228,605	223,361	449,943	464,060
Provision for Credit Losses	5,779	11,440	5,740	11,519	18,330
Noninterest Income:
Fees from trust services	4,744	4,516	4,646	9,390	9,296
Fees from brokerage services	4,959	3,918	5,267	10,226	8,118
Fees from deposit services	9,326	9,325	8,971	18,297	18,687
Bankcard fees and merchant discounts	1,355	1,707	1,873	3,228	3,414
Other charges, commissions, and fees	869	949	858	1,727	2,087
Income from bank-owned life insurance	2,549	2,022	2,418	4,967	3,913
Income from mortgage banking activities	3,901	7,907	5,298	9,199	14,291
Mortgage loan servicing income	783	9,841	789	1,572	12,117
Net losses on investment securities	(218)	(7,336)	(99)	(317)	(7,741)
Other noninterest income	1,955	2,329	2,191	4,146	3,740

Total Noninterest Income	30,223	35,178	32,212	62,435	67,922

Noninterest Expense:
Employee compensation	58,501	58,502	59,293	117,794	113,916
Employee benefits	12,147	12,236	14,671	26,818	25,671
Net occupancy	11,400	11,409	12,343	23,743	23,242
Data processing	7,290	7,256	7,463	14,753	14,729
Amortization of intangibles	910	1,279	910	1,820	2,558
OREO expense	268	315	159	427	982
Net losses (gains) on the sale of OREO properties	32	16	(83)	(51)	(27)
Equipment expense	7,548	8,026	6,853	14,401	15,022
FDIC insurance expense	5,058	4,570	6,455	11,513	9,157
Mortgage loan servicing expense and impairment	1,011	1,699	1,015	2,026	3,583
Expense for the reserve for unfunded loan commitments	(2,177)	(2,021)	(1,790)	(3,967)	579
Other noninterest expense	32,786	32,001	33,453	66,239	63,295

Total Noninterest Expense	134,774	135,288	140,742	275,516	272,707

Income Before Income Taxes (FTE) (non-GAAP)	116,252	117,055	109,091	225,343	240,945
Tax equivalent adjustment	867	1,144	872	1,739	2,279

Income Before Income Taxes (GAAP)	115,385	115,911	108,219	223,604	238,666
Taxes	18,878	23,452	21,405	40,283	47,900

Net Income	$96,507	$92,459	$86,814	$183,321	$190,766

MEMO: Effective Tax Rate	16.36%	20.23%	19.78%	18.02%	20.07%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	June 2024	June 2023	June 30	December 31	June 30	March 31
	Q-T-D Average	Q-T-D Average	2024	2023	2023	2024
Cash & Cash Equivalents	$1,174,885	$1,282,923	$1,858,861	$1,598,943	$1,692,357	$1,732,646
Securities Available for Sale	3,472,389	4,320,055	3,315,726	3,786,377	4,005,324	3,613,975
Less: Allowance for credit losses	0	0	0	0	0	0

Net available for sale securities	3,472,389	4,320,055	3,315,726	3,786,377	4,005,324	3,613,975
Securities Held to Maturity	1,020	1,020	1,020	1,020	1,020	1,020
Less: Allowance for credit losses	(19)	(19)	(19)	(17)	(19)	(19)

Net held to maturity securities	1,001	1,001	1,001	1,003	1,001	1,001
Equity Securities	12,832	8,081	11,094	8,945	8,443	8,762
Other Investment Securities	312,684	332,904	322,761	329,429	327,946	330,781

Total Securities	3,798,906	4,662,041	3,650,582	4,125,754	4,342,714	3,954,519

Total Cash and Securities	4,973,791	5,944,964	5,509,443	5,724,697	6,035,071	5,687,165

Loans held for sale	56,298	72,966	66,475	56,261	91,296	44,426
Commercial Loans & Leases	15,815,382	14,980,069	15,894,244	15,535,204	15,083,157	15,725,038
Mortgage Loans	4,763,655	4,347,941	4,759,798	4,728,374	4,437,158	4,769,495
Consumer Loans	1,016,764	1,322,889	956,385	1,109,607	1,261,611	1,038,035

Gross Loans	21,595,801	20,650,899	21,610,427	21,373,185	20,781,926	21,532,568
Unearned income	(12,201)	(18,356)	(11,700)	(14,101)	(17,635)	(12,492)

Loans & Leases, net of unearned income	21,583,600	20,632,543	21,598,727	21,359,084	20,764,291	21,520,076
Allowance for Loan & Lease Losses	(263,050)	(240,611)	(267,423)	(259,237)	(250,721)	(262,905)

Net Loans	21,320,550	20,391,932	21,331,304	21,099,847	20,513,570	21,257,171
Mortgage Servicing Rights	4,116	14,662	3,934	4,554	4,627	4,241
Goodwill	1,888,889	1,888,889	1,888,889	1,888,889	1,888,889	1,888,889
Other Intangibles	11,275	17,164	10,685	12,505	16,339	11,595
Operating Lease Right-of-Use Asset	85,210	78,872	83,045	86,986	80,641	86,074
Other Real Estate Owned	2,335	4,070	2,156	2,615	3,756	2,670
Bank Owned Life Insurance	491,599	482,791	493,498	486,895	483,906	490,596
Other Assets	536,101	542,502	567,989	563,233	576,556	555,971

Total Assets	$29,370,164	$29,438,812	$29,957,418	$29,926,482	$29,694,651	$30,028,798

MEMO: Interest-earning Assets	$26,012,725	$26,121,011	$26,572,087	$26,623,652	$26,335,600	$26,659,694

Interest-bearing Deposits	$16,740,124	$15,520,461	$17,134,728	$16,670,239	$15,918,927	$16,902,397
Noninterest-bearing Deposits	5,976,971	6,500,259	5,931,712	6,149,080	6,450,826	6,017,349

Total Deposits	22,717,095	22,020,720	23,066,440	22,819,319	22,369,753	22,919,746
Short-term Borrowings	206,234	177,315	203,519	196,095	176,739	207,727
Long-term Borrowings	1,290,405	2,307,485	1,489,764	1,789,103	2,188,438	1,739,434

Total Borrowings	1,496,639	2,484,800	1,693,283	1,985,198	2,365,177	1,947,161
Operating Lease Liability	91,437	83,335	89,308	92,885	85,038	92,266
Other Liabilities	207,100	190,863	251,754	257,840	237,640	262,184

Total Liabilities	24,512,271	24,779,718	25,100,785	25,155,242	25,057,608	25,221,357

Preferred Equity	0	0	0	0	0	0
Common Equity	4,857,893	4,659,094	4,856,633	4,771,240	4,637,043	4,807,441

Total Shareholders’ Equity	4,857,893	4,659,094	4,856,633	4,771,240	4,637,043	4,807,441

Total Liabilities & Equity	$29,370,164	$29,438,812	$29,957,418	$29,926,482	$29,694,651	$30,028,798

MEMO: Interest-bearing Liabilities	$18,236,763	$18,005,261	$18,828,011	$18,655,437	$18,284,104	$18,849,558

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
Quarterly/Year-to-Date Share Data:	June 2024	June 2023	March 2024	June 2024	June 2023
Earnings Per Share:
Basic	$0.71	$0.68	$0.64	$1.36	$1.42
Diluted	$0.71	$0.68	$0.64	$1.35	$1.41
Common Dividend Declared Per Share	$0.37	$0.36	$0.37	$0.74	$0.72
High Common Stock Price	$36.08	$35.61	$38.18	$38.18	$42.45
Low Common Stock Price	$30.68	$27.68	$32.92	$30.68	$27.68
Average Shares Outstanding (Net of Treasury Stock):
Basic	135,137,901	134,683,010	134,808,634	134,881,314	134,472,074
Diluted	135,314,785	134,849,818	135,121,380	135,103,288	134,748,868
Common Dividends	$50,204	$48,628	$50,213	$100,417	$97,348
Dividend Payout Ratio	52.02%	52.59%	57.84%	54.78%	51.03%

	June 30	December 31	June 30	March 31
EOP Share Data:	2024	2023	2023	2024
Book Value Per Share	$35.92	$35.36	$34.37	$35.56
Tangible Book Value Per Share (non-GAAP) (1)	$21.87	$21.27	$20.25	$21.50
52-week High Common Stock Price	$38.74	$42.45	$44.15	$38.74
Date	12/14/23	2/3/2023	11/11/22	12/14/23
52-week Low Common Stock Price	$25.35	$25.35	$27.68	$25.35
Date	10/24/23	10/24/23	5/12/23	10/24/23
EOP Shares Outstanding (Net of Treasury Stock):	135,195,704	134,949,063	134,934,858	135,192,675
Memorandum Items:
Employees (full-time equivalent)	2,644	2,736	2,799	2,716
Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)	$4,856,633	$4,771,240	$4,637,043	$4,807,441
Less: Total Intangibles	(1,899,574)	(1,901,394)	(1,905,228)	(1,900,484)

Tangible Equity (non-GAAP)	$2,957,059	$2,869,846	$2,731,815	$2,906,957
÷ EOP Shares Outstanding (Net of Treasury Stock)	135,195,704	134,949,063	134,934,858	135,192,675

Tangible Book Value Per Share (non-GAAP)	$21.87	$21.27	$20.25	$21.50

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended June 2024			Three Months Ended June 2023			Three Months Ended March 2024
Selected Average Balances and Yields:	Average		Average	Average		Average	Average		Average
ASSETS:	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Earning Assets:
Federal funds sold and securities purchased under agreements to resell and other short-term investments	$930,453	$12,787	5.53%	$994,072	$12,706	5.13%	$882,656	$12,303	5.61%
Investment securities:
Taxable	3,496,310	33,968	3.89%	4,274,123	36,721	3.44%	3,743,157	34,722	3.71%
Tax-exempt	209,114	1,488	2.85%	387,918	2,718	2.80%	212,375	1,474	2.78%

Total securities	3,705,424	35,456	3.83%	4,662,041	39,439	3.38%	3,955,532	36,196	3.66%
Loans and loans held for sale, net of unearned income (2)	21,639,898	326,808	6.07%	20,705,509	294,931	5.71%	21,508,611	321,553	6.01%
Allowance for loan losses	(263,050)			(240,611)			(259,341)

Net loans and loans held for sale	21,376,848		6.14%	20,464,898		5.78%	21,249,270		6.08%

Total earning assets	26,012,725	$375,051	5.79%	26,121,011	$347,076	5.33%	26,087,458	$370,052	5.70%

Other assets	3,357,439			3,317,801			3,344,925

TOTAL ASSETS	$29,370,164			$29,438,812			$29,432,383

LIABILITIES:
Interest-Bearing Liabilities:
Interest-bearing deposits	$16,740,124	$132,425	3.18%	$15,520,461	$91,577	2.37%	$16,663,765	$128,377	3.10%
Short-term borrowings	206,234	2,206	4.30%	177,315	1,489	3.37%	203,570	2,082	4.11%
Long-term borrowings	1,290,405	13,838	4.31%	2,307,485	25,405	4.42%	1,500,237	16,232	4.35%

Total interest-bearing liabilities	18,236,763	148,469	3.27%	18,005,261	118,471	2.64%	18,367,572	146,691	3.21%

Noninterest-bearing deposits	5,976,971			6,500,259			5,941,866
Accrued expenses and other liabilities	298,537			274,198			306,469

TOTAL LIABILITIES	24,512,271			24,779,718			24,615,907
SHAREHOLDERS’ EQUITY	4,857,893			4,659,094			4,816,476

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$29,370,164			$29,438,812			$29,432,383

NET INTEREST INCOME		$226,582			$228,605			$223,361

INTEREST RATE SPREAD			2.52%			2.69%			2.49%
NET INTEREST MARGIN			3.50%			3.51%			3.44%

(1)	The interest income and the yields on federally nontaxable loans and investment securities are presented on a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Nonaccruing loans are included in the daily average loan amounts outstanding.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Six Months Ended June 2024			Six Months Ended June 2023
Selected Average Balances and Yields:	Average		Average	Average		Average
ASSETS:	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Earning Assets:
Federal funds sold and securities purchased under agreements to resell and other short-term investments	$906,555	$25,090	5.57%	$965,393	$23,689	4.95%
Investment securities:
Taxable	3,619,733	68,690	3.80%	4,339,132	72,980	3.36%
Tax-exempt	210,745	2,962	2.81%	387,795	5,458	2.81%

Total securities	3,830,478	71,652	3.74%	4,726,927	78,438	3.32%
Loans and loans held for sale, net of unearned income (2)	21,574,254	648,361	6.04%	20,694,619	575,387	5.60%
Allowance for loan losses	(261,196)			(237,726)

Net loans and loans held for sale	21,313,058		6.11%	20,456,893		5.67%

Total earning assets	26,050,091	$745,103	5.74%	26,149,213	$677,514	5.21%

Other assets	3,350,473			3,324,719

TOTAL ASSETS	$29,400,564			$29,473,932

LIABILITIES:
Interest-Bearing Liabilities:
Interest-bearing deposits	$16,701,944	$260,802	3.14%	$15,354,468	$160,169	2.10%
Short-term borrowings	204,902	4,288	4.21%	171,994	2,646	3.10%
Long-term borrowings	1,395,321	30,070	4.33%	2,362,437	50,639	4.32%

Total interest-bearing liabilities	18,302,167	295,160	3.24%	17,888,899	213,454	2.41%

Noninterest-bearing deposits	5,959,418			6,697,549
Accrued expenses and other liabilities	301,673			272,575

TOTAL LIABILITIES	24,563,258			24,859,023
SHAREHOLDERS’ EQUITY	4,837,306			4,614,909

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$29,400,564			$29,473,932

NET INTEREST INCOME		$449,943			$464,060

INTEREST RATE SPREAD			2.50%			2.80%
NET INTEREST MARGIN			3.47%			3.57%

(1)	The interest income and the yields on federally nontaxable loans and investment securities are presented on a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Nonaccruing loans are included in the daily average loan amounts outstanding.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended						Six Months Ended
	June		June		March		June		June
Selected Financial Ratios:	2024		2023		2024		2024		2023
Return on Average Assets	1.32%		1.26%		1.19%		1.25%		1.31%
Return on Average Shareholders’ Equity	7.99%		7.96%		7.25%		7.62%		8.34%
Return on Average Tangible Equity (non-GAAP) (1)	13.12%		13.47%		11.98%		12.55%		14.20%
Efficiency Ratio	52.66%		51.51%		55.26%		53.96%		51.48%
Price / Earnings Ratio	11.40	x	10.84	x	13.96	x	11.98	x	10.50	x
Note:
(1) Return on Average Tangible Equity:
(a) Net Income (GAAP)	$96,507		$92,459		$86,814		$183,321		$190,766
(b) Number of Days	91		91		91		182		181
Average Total Shareholders’ Equity (GAAP)	$4,857,893		$4,659,094		$4,816,476		$4,837,306		$4,614,909
Less: Average Total Intangibles	(1,900,164)		(1,906,053)		(1,901,074)		(1,900,619)		(1,906,689)

(c) Average Tangible Equity (non-GAAP)	$2,957,729		$2,753,041		$2,915,402		$2,936,687		$2,708,220
Return on Average Tangible Equity (non-GAAP) [(a) / (b)] x 366 or 365 / (c)	13.12%		13.47%		11.98%		12.55%		14.20%

Selected Financial Ratios:	June 30 2024		December 31 2023		June 30 2023		March 31 2024
Loans & Leases, net of unearned income / Deposit Ratio	93.64%		93.60%		92.82%		93.89%
Allowance for Loan & Lease Losses/ Loans & Leases, net of unearned income	1.24%		1.21%		1.21%		1.22%
Allowance for Credit Losses (2)/ Loans & Leases, net of unearned income	1.43%		1.42%		1.43%		1.42%
Nonaccrual Loans / Loans & Leases, net of unearned income	0.25%		0.14%		0.13%		0.29%
90-Day Past Due Loans/ Loans & Leases, net of unearned income	0.06%		0.07%		0.07%		0.05%
Non-performing Loans/ Loans & Leases, net of unearned income	0.30%		0.21%		0.20%		0.35%
Non-performing Assets/ Total Assets	0.23%		0.16%		0.15%		0.26%
Primary Capital Ratio	17.06%		16.79%		16.45%		16.86%
Shareholders’ Equity Ratio	16.21%		15.94%		15.62%		16.01%
Price / Book Ratio	0.90	x	1.06	x	0.86	x	1.01	x

Note:

(2)	Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
	June 30	June 30	March 31	June 30	June 30
Mortgage Banking Data: (1)	2024	2023	2024	2024	2023
Loans originated	$185,322	$271,829	$176,906	$362,228	$449,637
Loans sold	163,273	248,709	188,741	352,014	415,220

		June 30	December 31	June 30	March 31
Mortgage Loan Servicing Data:		2024	2023	2023	2024
Balance of loans serviced		$1,138,443	$1,202,448	$1,242,441	$1,173,246
Number of loans serviced		11,853	12,419	12,843	12,163

		June 30	December 31	June 30	March 31
Asset Quality Data:		2024	2023	2023	2024
EOP Non-Accrual Loans		$52,929	$30,919	$26,545	$63,053
EOP 90-Day Past Due Loans		12,402	14,579	15,007	11,329

Total EOP Non-performing Loans		$65,331	$45,498	$41,552	$74,382
EOP Other Real Estate Owned		2,156	2,615	3,756	2,670

Total EOP Non-performing Assets		$67,487	$48,113	$45,308	$77,052

	Three Months Ended			Six Months Ended
	June 30	June 30	March 31	June 30	June 30
Allowance for Loan & Lease Losses:	2024	2023	2024	2024	2023
Beginning Balance	$262,905	$240,491	$259,237	$259,237	$234,746
Gross Charge-offs	(2,542)	(2,274)	(3,576)	(6,118)	(5,210)
Recoveries	1,281	1,065	1,506	2,787	2,856

Net Charge-offs	(1,261)	(1,209)	(2,070)	(3,331)	(2,354)
Provision for Loan & Lease Losses	5,779	11,439	5,738	11,517	18,329

Ending Balance	$267,423	$250,721	$262,905	$267,423	$250,721
Reserve for lending-related commitments	40,739	46,768	42,915	40,739	46,768

Allowance for Credit Losses (2)	$308,162	$297,489	$305,820	$308,162	$297,489

Notes:

(1)

During the first quarter of 2024, United completed its previously announced consolidation of its mortgage delivery channels. Based on an evaluation performed in accordance with ASC 280, Segment Reporting, beginning with the periods as of March 31, 2024, United operates one reportable business segment. Mortgage banking data above is presented on a consolidated basis for all current and prior periods.

(2)	Includes allowances for loan losses and lending-related commitments.